SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             _______________________

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             _______________________


                       Date of Report
                       (Date of earliest
                       event reported):        March 7, 2003


                         Midwest Express Holdings, Inc.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Wisconsin                        1-13934                      39-1828757
---------------                ----------------                -------------
(State or other                (Commission File                (IRS Employer
jurisdiction of                     Number)                  Identification No.)
incorporation)


              6744 South Howell Avenue, Oak Creek, Wisconsin 53154
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (414) 570-4000
                         -------------------------------
                         (Registrant's telephone number)



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Item 5.   Other Events.
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On March 7, 2003, Midwest Express Holdings, Inc. (the "Company") issued a press release announcing additional details of a comprehensive strategic plan to return to profitability and avoid the actions some of its competitors have been forced to take. The Company is filing a copy of such press release as Exhibit 99 hereto, which is incorporated by reference herein.

In the press release, the Company announced that Company officials have been in discussions with lessors and other affected creditors to temporarily suspend aircraft lease and debt payments associated with the Company's DC-9, MD-80, 328JET and Beech 1900 aircraft through June 7, 2003. To date, the Company has suspended payments to the lessors and other affected creditors. The suspension is intended to provide Midwest Airlines, Inc. and Skyway Airlines, Inc. d/b/a Midwest Connect the opportunity to negotiate a restructuring of the terms and conditions of the leases and other financial obligations with the lessors and other affected creditors to bring them in line with market conditions and better reflect the reduced market values of the aircraft. In connection with the negotiations, the Company will present a proposal to its aircraft lessors and other affected creditors on March 13, 2003. There is no assurance that the Company will be successful in its negotiations.

The press release stated that Timothy E. Hoeksema, chairman and chief executive officer of the Company, said that despite an unrestricted cash position of approximately $30 million, record-high fuel prices, the threat of war and the poor economic environment require the company to take action to prevent a further decline in its cash position.

The renegotiation of leases is part of companywide cost-reduction measures announced last week that the Company is implementing to address rapidly deteriorating industry conditions which are expected to generate savings in excess of $4 million monthly.

Payments being suspended will total approximately $9.5 million by June 7. Because the Company has suspended payments without the assent of the lessors and other affected creditors, the suspension of payments will result in defaults under the terms of the applicable leases and debt obligations, and the suspension is also likely to result in defaults under the terms of the Company's bank credit agreement and other contractual obligations. Such defaults give the other parties to these arrangements certain rights and remedies. While the Company will attempt to negotiate as to the consequences of the defaults with the relevant parties, there is no assurance that the Company will be successful in those negotiations.

This document contains forward-looking statements that may state the Company's or management's intentions, hopes, beliefs, expectations or predictions for the future. Words such as "expect," "anticipate," "believe," "estimate," "goal," "objective" or similar words are intended to identify forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected results due to factors that include but are not limited to uncertainties related to general economic factors, industry conditions, scheduling developments, government regulations, labor relations, aircraft maintenance and refurbishment schedules, potential delays related to

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acquired aircraft, fuel costs, competitive developments, interest rates, the meeting of certain financial covenants, terrorist attacks or fear of terrorist attacks, and war or the threat of war.

Item 7.   Financial Statements and Exhibits.
------    ---------------------------------

          (a)  Not applicable.

          (b)  Not applicable.

          (c)  Exhibits. The following exhibit is being filed herewith:

               99   Press Release dated March 7, 2003.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MIDWEST EXPRESS HOLDINGS, INC.



Date:  March 7, 2003                    By: /s/ Robert S. Bahlman
                                           -------------------------------------

                                        Its: Senior Vice President and
                                               Chief Financial Officer


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

                         MIDWEST EXPRESS HOLDINGS, INC.

                   Exhibit Index to Current Report on Form 8-K
                               Dated March 7, 2003


Exhibit
Number
------

99        Press Release dated March 7, 2003.